EXHIBIT 3.ii.

CANANDAIGUA NATIONAL CORPORATION

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AMENDED AND RESTATED

BY-LAWS

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ARTICLE I.
MEETINGS OF SHAREHOLDERS

Section 101.

Place of Meetings.  All meetings of the shareholders shall be held at such place or places, within or without the State of New York, as shall be determined by the Board of Directors from time to time.

Section 102.

Annual Meetings.  The annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at such date or hour as may be fixed by the Board of Directors.

Section 103.

Special Meetings.  Special meetings of the shareholders may be called at any time by the Board of Directors or the Chief Executive Officer or, if there is no Chief Executive Officer, the President.  Each special meeting of the shareholders shall be held at such time as the Board of Directors or the officer calling the meeting shall determine and shall be held at the principal office of the Corporation or at such other place within or without the State of New York as the Board of Directors shall determine.

Section 104.

Notice of Meetings.  Notice of each meeting of shareholders shall be in writing and shall state the place, date, and hour of the meeting.  Notice of a special meeting also shall state the purpose or purposes for which the meeting is called and shall indicate who called the meeting.  A copy of the notice of any meeting shall be given, personally, by mail, or electronically.  Notice of any meeting shall be given not fewer than 10 nor more than 60 days before the date of the meeting; provided, however, that such notice may be given by third class mail not fewer than 24 nor more than 60 days before the date of the meeting, to each shareholder entitled to vote at such meeting.  If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at the shareholder’s address as it appears on the record of shareholders, or, if the shareholder shall have filed with the Secretary a request that notices to the shareholder be mailed to some other address, then directed to such shareholder at such other address.  If transmitted electronically, such notice is given when directed to the shareholder’s electronic mail address as supplied by the shareholder to the Secretary or as otherwise directed pursuant to the shareholder’s authorization or instructions.  Notice of meetings of shareholders need not be given to any shareholder who submits a waiver of notice, in person or by proxy, in writing or electronically, whether before or after the meeting.  The attendance of any shareholder at a meeting, whether in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such shareholder.

Section 105.

Quorum.  At each meeting of shareholders, the holders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business.

Section 106.

Voting.  Except as otherwise provided by law or by the Certificate of Incorporation, at each meeting of shareholders, every shareholder of record shall be entitled to cast one vote for every share of stock standing in the shareholder’s name on the record of shareholders of the Corporation on the record date fixed pursuant to these By-laws.  Except as otherwise provided by law or by the Certificate of Incorporation, all matters shall be determined by a majority of the votes cast, except that directors shall be elected by a plurality of the votes cast.  Except as otherwise provided in the Certificate of Incorporation or these By-laws, an abstention shall not constitute a vote cast.

Section 107.

Conduct of Shareholders’ Meetings.  The Chairman of the Board or the Vice-Chairman shall preside at all shareholders’ meetings.  In the absence of the Chairman and the Vice Chairman, the Chief Executive Officer shall preside or, in his or her absence, any officer designated by the Board of Directors shall preside.  The officer presiding over the shareholders’ meeting may establish such rules and regulations for the conduct of the meeting as he or she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting.  Unless the officer presiding over the shareholders’ meeting otherwise requires, shareholders need not vote by ballot on any question.

Section 108.

Proxies.

(a)

Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him or her by proxy.

(b)

No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

(c)

The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Secretary or an Assistant Secretary.

(d)

Without limiting the manner in which a shareholder may authorize another person or persons to act for him or her as proxy pursuant to paragraph (a) of this Section, the following shall constitute a valid means by which a shareholder may grant such authority:

(i)

A shareholder may execute a writing authorizing another person or persons to act for him or her as proxy.  Execution may be accomplished by the shareholder, or the shareholder’s authorized officer, director, employee or agent, signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

(ii)

A shareholder may authorize another person or persons to act for the shareholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be reasonably determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder.  If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors shall specify the nature of the information upon which they relied.

(e)

Any copy, facsimile telecommunications or other reliable reproduction of the writing or transmission created pursuant to paragraph (d) of this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile, telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 109.

List of Shareholders at Meetings.  A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting of shareholders upon the request of any shareholder made prior to or at any meeting of shareholders.

Section 110.

Adjournments.  The shareholders entitled to vote who are present in person or by proxy at any meeting of shareholders, whether or not a quorum shall be present at the meeting, shall have power by a majority vote to adjourn the meeting from time to time without notice other than announcement at the adjourned meeting of the time and place to which the meeting is adjourned.  At any adjourned meeting at which a quorum shall be present any business may be transacted that might have been transacted on the original date of the meeting and the shareholders entitled to vote at the meeting on the original date (whether or not they were present there), and no others, shall be entitled to vote at such adjourned meeting.

Section 111.

Appointment of Inspectors of Election. The Board of Directors may, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting or any adjournment thereof, and may appoint one or more persons as alternate inspectors to replace any inspector who fails to appear or act.  If no inspector or alternate has been appointed, or in case any inspector or alternate inspector appointed fails to appear or act, the vacancy shall be filled by appointment made by the person presiding at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.  No person who is a candidate for the office of director of the Corporation shall act as an inspector at any meeting of the shareholders at which directors are elected.

Section 112.

Duties of Inspectors of Election. Whenever one or more inspectors of election may be appointed as provided in these By-laws, he, she or they shall determine the number of shares outstanding and entitled to vote, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.  In determining the number of shares outstanding, the inspectors may rely on reports of the Secretary or transfer agent.  In determining the voting power of each share, the inspectors may rely on reports of the Secretary.  In determining the results of any voting, the inspectors may rely on the reports of the Secretary as to the vote required to take any action or the vote required in an election.

Section 113.

Advance Notice of Proposals.  At an annual or special meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (a) specified in the notice of the meeting, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder, either under this Section 113 or under Article II, Section 202.  For business to be properly brought before an annual meeting of shareholders pursuant to clause (c) above, the shareholder must have given timely notice of the proposed business to the Secretary and such business must be a proper matter for shareholder action under the New York Business Corporation Law and business which would be required to be included in the Corporation’s proxy statement with respect to the annual meeting under applicable federal securities laws.  To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 150th day prior to the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of shareholders if the date of the annual meeting is not changed more than 30 days from the date of the preceding year’s annual meeting and not later than the following dates: (i) at the close of business on the 120th day prior to the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of shareholders if the date of the annual meeting is not changed more than 30 days from the date of the preceding year’s annual meeting, and (ii) with respect to any other annual meeting or special meeting of shareholders, the close of business on the tenth day following the date of public disclosure of the date of such meeting is first made.  In no event shall the announcement of an adjournment of an annual meeting or special meeting of shareholders commence a new time period for the giving of a shareholder’s notice as described above.  Such shareholder’s notice shall set forth:

(A)

as to the shareholder giving the notice: (1) the names and business addresses of the shareholder and all Persons (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, through the date of adoption of these By-laws) acting in concert with the shareholder; (2) the names and addresses of the shareholder and the Persons identified in clause (1), as they appear on the Corporation’s books (if they so appear); and (3) the class and number of shares of the Corporation beneficially owned by the shareholder and the Persons identified in clause (1);

(B)

as to the business being proposed: (1) a brief description of the business desired to be brought before the meeting; (2) the reasons for conducting such business at the meeting; and (3) any material interest of the shareholder in such business; and

(C)

such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and shareholders of the Corporation to consider the proposal and to comply with applicable law.

In addition, for business to be properly brought before an annual meeting of shareholders pursuant to clause (c) above, the shareholder bringing such business before the meeting must be present at the annual meeting in person or by proxy.  The person presiding at the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section and that such business shall not be transacted.

Section 114.

Record Date.  The Board of Directors may fix, in advance, a day and hour not more than 60 days nor fewer than 10 days before the date on which any meeting of the shareholders is to be held, as the time as of which shareholders entitled to notice of and to vote at such meeting and at all adjournments thereof shall be determined; and, in the event such record date and time are fixed by the Board of Directors, no one other than the holders of record on such date and time of shares entitled to notice of and to vote at such meeting shall be entitled to notice of or to vote at such meeting or any adjournment thereof.  If a record date and time shall not be fixed by the Board of Directors for the determination of shareholders entitled to notice of and to vote at any meeting of the shareholders, shareholders of record at the close of business on the day next preceding the day on which notice of such meeting is given, and no others, shall be entitled to notice of and to vote at such meeting or any adjournment thereof; provided, however, that if no notice of such meeting is given, shareholders of record at the close of business on the day next preceding the day on which such meeting is held, and no others, shall be entitled to vote at such meeting or any adjournment thereof.

ARTICLE II.
DIRECTORS AND BOARD MEETINGS

Section 201.

Management by Board of Directors.  The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

Section 202.

Nomination for Directors.  Only persons who are nominated in accordance with the procedures set forth in this Section 202 shall be considered for and eligible for election as directors of the Corporation.  Nominations of persons for election as directors shall be made by the Board of Directors.  Shareholders may propose director nominees for consideration by the Board of Directors by complying with the notice procedures set forth in this Section 202.  Proposals from shareholders for nominations for directors to be elected at an annual meeting of shareholders must be submitted to the Secretary of the Corporation in writing in accordance with Section 113.  In addition to complying with the requirements of Section 113, such shareholder’s notice shall set forth: (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address, and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and address of such shareholder and of any other person or entity who is the record or beneficial owner of shares of the Corporation and who, to the knowledge of the shareholder giving notice, supports such nominee(s), and (ii) the class and number of shares of the Corporation which are beneficially owned and owned of record by such shareholder and by any other person or entity who is the record or beneficial owner of shares of the Corporation and who, to the knowledge of the shareholder giving the notice, supports such nominee(s).  Nominations not made in accordance herewith may, in his or her discretion, be disregarded by the presiding officer of the meeting, and upon his or her instruction, the Corporation may disregard all votes cast for each such nominee.  In the event the same person is nominated by more than one shareholder, the nomination shall be honored, and all shares of capital stock of the Corporation shall be counted if at least one nomination for that person complies with the procedures set forth in this Section 202.

Section 203.

Directors Must be Shareholders.  Each director shall own, at a minimum, the amount of the Corporation’s common or preferred stock that complies with the requirements of applicable federal law, including the provisions of 12 CFR §7.2005.

Section 204.

Number of Directors.  The Board of Directors shall consist of not fewer than five nor more than fifteen shareholders, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors.

Section 205.

Classification of Directors.  The directors shall be divided into three classes, as nearly equal in number as possible, known as Class 1, Class 2, and Class 3 directors.  The initial directors of each class were elected for staggered terms of three years, based on the directors’ particular class, and, after expiration of such terms, shall thereafter be elected for three-year terms to expire at the third annual meeting of shareholders following such director’s election.  Each director shall serve until his or her successor has been elected and shall qualify, even though his or her term of office as herein provided has otherwise expired, except in the event of his or her earlier resignation, removal or disqualification.

Section 206.

Vacancies.  Vacancies in the Board of Directors, including vacancies occurring in the Board by reason of the removal of directors without cause, and newly created directorships resulting from an increase in the number of directors, may be filled by the remaining members of the Board even though less than a quorum.  Any director elected to fill a vacancy in the Board of Directors shall become a member of the same class of directors in which the vacancy existed.  The Board of Directors shall designate a directorship newly created as a result of an increase in the number of directors as belonging to Class 1, Class 2 or Class 3.  A director elected to fill a vacancy or as a result of an increase in the number of directors shall hold office only until the next election of directors for the particular class to which that director belongs and until the director’s successor is elected by the shareholders.

Section 207.

Regular Meetings.  Regular meetings of the Board of Directors shall be held on such day, at such hour, and at such place, consistent with applicable law, as the Board shall from time to time designate or as may be designated in any notice from the Secretary calling the meeting.  The Board of Directors shall meet for reorganization at the first regular meeting following the annual meeting of shareholders at which directors are elected.  Notice need not be given of regular meetings of the Board of Directors which are held at the time and place designated by the Board of Directors.  If a regular meeting is not to be held at the time and place designated by the Board of Directors, notice of such meeting, which need not specify the business to be transacted thereat and which may be either oral or in writing (including electronic mail or facsimile), shall be given by the Secretary to each member of the Board at least 24 hours before the time of the meeting.  A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business.  If at the time fixed for the meeting, including the meeting to organize the new Board following the annual meeting of shareholders, a quorum is not present, the directors in attendance may adjourn the meeting from time to time until a quorum is obtained.  Except as otherwise provided herein, a majority of those directors present and voting at any meeting of the Board of Directors, shall decide each matter considered.  A director shall not vote by proxy, or otherwise act by proxy at a meeting of the Board of Directors.

Section 208.

Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman, the Chief Executive Officer, the President or the Secretary or at the request of three or more members of the Board of Directors.  Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat and which may be either oral or in writing (including electronic mail or facsimile), shall be given by the Secretary to each member of the Board at least 24 hours before the time of such meeting.

Section 209.

Records.  The records of the proceedings of the Board of Directors and all committees and any action taken by the Board of Directors or any committee by written consent shall be filed with the Secretary of the Corporation and presented to the Board of Directors, if practicable, at its next regular meeting.  The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose.  When a director shall request it, the vote of each director upon a particular question shall be recorded in the minutes.

Section 210.

Absentee Participation in Meetings.  Any one or more directors may participate in a meeting of the Board of Directors, or of a committee of the Board, by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other.  Participation by such means shall constitute presence in person at a meeting.

Section 211.

Action Without a Meeting.  Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action, which writing may be provided by electronic means.  The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

Section 212.

Chairman of the Board.  Except as otherwise specified by the Board, the Chairman shall preside at all meetings of the Board and at all meetings of the shareholders and shall perform other duties as directed by the Board.

Section 213.

Vice Chairman of the Board.  The Vice Chairman of the Board, if any, shall serve as the Chairman of the Board in the absence of the Chairman and shall have such other duties as may be assigned to him or her from time to time by the Chairman of the Board or by the Board of Directors.

ARTICLE III.
COMMITTEES

Section 301.

Committees.  The Board, by resolution adopted by a majority of the entire Board, shall designate from among its members an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and such other committees as the Board may determine from time to time, each consisting of one or more directors.  The Executive Committee shall have all the authority of the Board and each of the other committees shall have authority only to the extent provided by the Board; provided, however, that no committee shall have authority as to the following matters:

(a)

The submission to shareholders of any action that needs shareholders’ approval under the New York Business Corporation Law;

(b)

The filling of vacancies in the Board or in any committee;

(c)

The fixing of compensation of the directors for serving on the Board or on any committee;

(d)

The amendment or repeal of the By-laws, or the adoption of new By-laws; and

(e)

The amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

Section 302.

Appointment of Committee Members.  The Board of Directors shall elect the members of the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee and the Chairman and any Vice Chairman of each such committee to serve until the next annual meeting of shareholders.  The Board of Directors may appoint, from time to time, other committees, for such purposes and with such powers as the Board may determine and shall elect the members of such committees.

Section 303.

Meetings and Committee Action.  Meetings of any committee may be called at any time by the Chairman or Secretary of the committee, and shall be called whenever two or more members of the committee so request in writing.  Unless a greater proportion is required by the resolution designating a committee of the Board, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business or of any specified item of business, and the vote of a majority of the members present at the time of such vote, if a quorum is present at such time, shall be the act of the committee.  The Board may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

Section 304.

Organization and Proceedings.  Each committee of the Board of Directors shall effect its own organization by the appointment of a Secretary and such other officers, except the Chairman and Vice Chairman, as it may deem necessary.  A record of proceedings of all committees shall be kept by the Secretary of such committee and filed as provided in Section 209 of these By-laws.

Section 305.

Committee Charters.  Each committee may and, if directed by the Board of Directors, shall establish a charter reflecting its function, charge, and responsibilities.  The charter shall be prepared by the committee and shall be subject to approval by the Board.

ARTICLE IV.
OFFICERS

Section 401.

Officers.  The officers of the Corporation shall be a President, one or more Executive Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers and assistant officers as the Board of Directors may from time to time deem advisable.

Section 402.

Election and Term of Office.  All officers shall be elected by the Board of Directors at its first meeting held after the annual election of directors.  The officers need not be directors.  Unless elected for a lesser term, and subject always to the right of the Board to remove an officer with or without cause, each officer shall hold office for one year and until such officer’s successor has been elected and qualified.  Any officer may be removed at any time, with or without cause, and regardless of the term for which such officer was elected, but any removal of an officer without cause shall be without prejudice to any contract right of such officer.

Section 403.

Chief Executive Officer.  The Board of Directors may from time to time designate one of the officers of the Corporation as Chief Executive Officer.  The Chief Executive Officer shall, under the direction of the Board of Directors, have the general management of the Corporation’s business affairs and property and shall exercise general supervision over all activities of the Corporation and the other officers.  In the absence or incapacity of the Chief Executive Officer the powers and duties of that office shall be vested in such other officer as may from time to time be designated by the Board of Directors, or, in the absence of any such designation, by the President.

Section 404.

President.  The President shall have the powers and perform the duties which traditionally pertain to the office, and shall perform all other duties as directed by the Board or the Chief Executive Officer.  In the absence of the Chairman and the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer and in the absence of the Chairman, the Vice Chairman, and the Chief Executive Officer, if the President is a director, the Chairman.

Section 405.

Chief Financial Officer.  The Board of Directors may from time to time designate one of the officers of the Corporation as the Chief Financial Officer.  The Chief Financial Officer is responsible for financial planning and record-keeping and shall perform all the powers and duties of the office of the Chief Financial Officer and in general has overall supervision of the financial operations of the Corporation.  The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer, the President or as the Board of Directors may from time to time determine.  If a Treasurer has not been elected, then the Chief Financial Officer shall be the Treasurer, and shall be considered the

“treasurer” for the purposes of the New York Business Corporation Law.  The Chief Financial Officer shall report directly to the Chief Executive Officer, or if one has not been appointed, then to the President.

Section 406.

Executive Vice Presidents and Vice Presidents.  Each Executive Vice President and Vice President shall perform such duties, do such acts and be subject to such supervision as may be prescribed by the Board of Directors or the Chief Executive Officer.  In the event of the absence or disability of the Chief Executive Officer and the President or their refusal to act, the Executive Vice Presidents, in accordance with the provisions of a succession plan approved by the board of directors or, in the absence of an approved plan, the order of their seniority, shall perform the duties and have the powers and authorities of the President, except to the extent inconsistent with applicable law.

Section 407.

Secretary.  The Secretary: (a) shall attend all meetings of the Board and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, (b) shall perform like duties for committees of the Board when required, (c) shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board, and (d) shall have such other authority and perform such other duties as usually pertain to the office or as may be prescribed by the Board.  The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board or the President, affix the same to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary or Treasurer.

Section 408.

Treasurer.  The Treasurer: (a) shall have the care and custody of all the moneys and securities of the Corporation, (b) shall keep or cause to be kept complete and accurate books of account of all moneys received and paid on account of the Corporation, (c) shall sign such instruments as require the Treasurer’s signature, and (d) shall have such other authority and perform such other duties as usually pertain to the office or as the Board may prescribe.

Section 409.

Assistant Officers.  Unless otherwise provided by the Board of Directors, each assistant officer shall perform such duties as shall be prescribed by the Board of Directors, the Chief Executive Officer or the officer to whom he or she is an assistant.  In the event of the absence or disability of an officer or his or her refusal to act, his or her assistant officer shall, in the order of their rank, and within the same rank in the order of their seniority, have the powers and authorities of such officer.

Section 410.

Compensation.  The Compensation Committee shall, in consultation with the Board of Directors, determine the compensation and benefits of the Chief Executive Officer and other executive officers of the Corporation.  In the event and to the extent that the Compensation Committee shall not hereafter exercise its discretionary power in respect of all other officers, the compensation to be paid to all other officers shall be determined by the Chief Executive Officer.

Section 411.

General Powers.  In addition to the powers specified above, the officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject to the direction of the Board of Directors.

Section 412.

Officers Holding Two or More Offices.  Any two or more offices may be held by the same person but no officer shall execute or verify any instrument in more than one capacity if such instrument be required by law or otherwise to be executed or verified by two or more officers.

ARTICLE V.
INDEMNIFICATION

Section 501.

Indemnification of Directors and Officers.  To the full extent authorized or permitted by law, the Corporation shall indemnify any person (“Indemnified Person”) made, or threatened to be made, a party to any action or proceeding, whether civil, at law, in equity, criminal, administrative, investigative or otherwise, including any derivative action in the right of the Corporation, by reason of the fact that he or she, his or her testator or intestate, whether before or after adoption of this Article: (a) is or was a director, or officer of the Corporation, or (b) if a current or former director or officer of the Corporation, is serving or served, in any capacity, at the request of the Corporation, any other corporation, or any partnership, joint venture, trust, employee benefit plan or other enterprise, or (c) if not a director or officer of the Corporation, is serving or served, at the request of the Corporation, as a director or officer of any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, against all judgments, fines, penalties, amounts paid in settlement (provided the Corporation shall have consented to such settlement, which consent shall not be unreasonably withheld by it) and reasonable expenses, including reasonable attorneys’ fees and costs of investigation, incurred by such Indemnified Person with respect to any such threatened or actual action or proceeding, and any appeal therein, provided that: (x) the Indemnified Person acted, in good faith, for a purpose which he or she reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful; (y) the acts of the Indemnified Person which were material to the cause of action so adjudicated or otherwise disposed of were not committed in bad faith or were not the result of active and deliberate dishonesty; and (z) the Indemnified Person did not personally gain in fact a financial profit or other advantage to which he or she was not legally entitled.  Notwithstanding the foregoing, the Corporation: (a) shall not provide indemnification or advancement of expenses in connection with an action or proceeding (or part thereof) initiated by a director or officer unless the Board of Directors has authorized or consented to such action or proceeding (or part thereof); and (b) unless ordered by a court pursuant to the applicable provisions of the New York Business Corporation Law, the Corporation may not indemnify a director or officer in connection with a proceeding by the Corporation in its own right.

Section 502.

Advancement of Expenses.  Expenses incurred by an Indemnified Person in connection with any action or proceeding as to which indemnification may be given under Section 501 of this Article V may be paid by the Corporation in advance of the final disposition of such action or proceeding upon: (a) receipt of a written undertaking by or on behalf of such director or officer to repay such advancement in the event that such director or officer is ultimately found not to be entitled to indemnification as authorized by this Article V, and (b) approval by the Board of Directors acting by a quorum consisting of directors who are not parties to such action or proceeding or, if such a quorum is not obtainable, then approval in accordance with Section 503(d). To the extent permitted by law, the Board of Directors or, if applicable, the shareholders, shall not be required under this Section 502 to make a determination that the director or officer has met the applicable standard of conduct provided by law for indemnification in connection with such action or proceeding.

Section 503.

Procedure for Indemnification.

(a)

Not later than 30 days following final disposition of an action or proceeding with respect to which the Corporation has received written request by an Indemnified Person for indemnification pursuant to this Article, if such indemnification has not been ordered by a court, the Board shall meet and find whether the Indemnified Person met the standard of conduct set forth in Section 501 of this Article, and, if it finds that he or she did, shall authorize such indemnification.

(b)

Such standard shall be found to have been met unless (i) a judgment or other final adjudication adverse to the Indemnified Person establishes that (A) acts of the Indemnified Person were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or (B) the Indemnified Person personally gained in fact a financial profit or other advantage to which he or she was not legally entitled; or (ii) if the action or proceeding was disposed of other than by judgment or other final adjudication, the Board finds in good faith that, if it had been disposed of by judgment or other final adjudication, such judgment or other final adjudication would have been adverse to the Indemnified Person and would have established (A) or (B) above.

(c)

If indemnification is denied, in whole or part, because of such a finding by the Board in the absence of a judgment or other final adjudication, or because the Board believes the expenses for which indemnification is requested to be unreasonable, such action by the Board shall in no way affect the right of the Indemnified Person to make application therefor in any court having jurisdiction.  In such action or proceeding the issue shall be whether the Indemnified Person met the standard of conduct set forth in Section 501 or whether the expenses were reasonable, as the case may be, and not whether the finding of the Board with respect thereto was correct.  The determination of such issue shall not be affected by the Board’s finding.  If the judgment or other final adjudication in such action or proceeding establishes that the Indemnified Person met the standard set forth in Section 501 or that some or all of the disallowed expenses were reasonable, the Board shall then find such standard to have been met if it has not done so, and shall grant such indemnification, and shall also grant to the Indemnified Person indemnification of the expenses incurred by him or her in connection with the action or proceeding resulting in the judgment or other final adjudication that such standard of conduct was met.  If pursuant to such court determination such person is entitled to less than the full amount of indemnification denied by the Corporation, the portion of such expenses proportionate to the amount of such indemnification so awarded.

(d)

A finding by the Board pursuant to this Section that the standard of conduct set forth in Section 501 has been met shall mean a finding: (i) by a quorum consisting of directors who are not parties to such action or proceeding, or (ii) if such a quorum is not obtainable or, if obtainable, such a quorum is unable to make such a finding and so directs, (A) by the Board upon the written opinion of independent legal counsel to the Corporation that indemnification is proper in the circumstances because the applicable standard of conduct has been met, or (B) by the shareholders upon a finding that such standard has been met.  The determination by the Board, counsel or shareholders regarding the standard of conduct is to be made as promptly as is practicable.

Section 504.

Contractual Article.  This Article shall be deemed to constitute a contract between the Corporation and each director and each officer of the Corporation who serves as such at any time while this Article is in effect.  No repeal or amendment of this Article, insofar as it reduces the extent of the indemnification of any person who could be a Indemnified Person, shall without his or her written consent be effective as to such person with respect to any event, act or omission occurring or allegedly occurring prior to: (a) the date of such repeal or amendment if on that date he or she is not serving in any capacity for which he or she could be a Indemnified Person; (b) the 30th day following delivery to him or her of written notice of such amendment as to any capacity in which he or she is serving on the date of such repeal or amendment, other than as a director or officer of the Corporation, for which he or she could be a Indemnified Person; or (c) the later of the 30th day following delivery to him or her of such notice or the end of the term of office (for whatever reason) he or she is serving as director or officer of the Corporation when such repeal or amendment is adopted, with respect to being a Indemnified Person in that capacity.  No amendment of New York State’s Business Corporation Law shall, insofar as it reduces the permissible extent of the right of indemnification of an Indemnified Person under this Article, be effective as to such person with respect to any event, act or omission occurring or allegedly occurring prior to the effective date of such amendment.  This Article shall be binding on any successor to the Corporation, including any corporation or other entity which acquires all or substantially all of the Corporation’s assets.

Section 505.

Insurance.  The Corporation may, but need not, maintain insurance insuring the Corporation or persons entitled to indemnification under Section 501 of this Article for liabilities against which they are entitled to indemnification under this Article or insuring such persons for liabilities against which they are not entitled to indemnification under this Article.

Section 506.

Non-exclusivity.  The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any person covered hereby may be entitled other than pursuant to this Article.  The Corporation is authorized to enter into agreements with any such person or persons providing them rights to indemnification or advancement of expenses in addition to the provisions therefor in this Article to the full extent permitted by law.

ARTICLE VI.
SHARES OF CAPITAL STOCK

Section 601.

Share Certificates; Uncertificated Shares.  The shares of the stock of the Corporation may be represented by certificates or uncertificated, as provided by New York law.  To the extent shares are represented by certificates, every share certificate of the Corporation shall be signed by the Chairman or a Vice-Chairman of the board or the President or Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.  Certificates may be signed by a facsimile signature.  Shares of the Corporation’s stock may also be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the Corporation.  Within a reasonable time after the issuance or transfer of uncertificated shares, to the extent required by applicable law, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates representing shares of that class of stock.  Except as otherwise expressly provided by law, the rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.

Section 602.

Transfers.  Transfers of stock represented by certificates shall be made on the books of the Corporation only by the person named in the certificate or by an attorney-in-fact lawfully constituted in writing and upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class of stock, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require.  Transfers of uncertificated shares shall be made on the books of the Corporation only by the record holder thereof, or by an attorney-in-fact, upon presentation of proper evidence of authority to transfer in accordance with customary procedures for transferring shares in uncertificated form.  Written notice of the transfer shall be given by the Corporation to the extent required by applicable law.

Section 603.

Lost or Destroyed Certificates.  Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if such person shall have: (a) requested such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) provided the Corporation with an indemnity agreement satisfactory in form and substance to the Board of Directors, or the President or the Secretary; and (c) satisfied any other reasonable requirements (including providing an affidavit and a surety bond) fixed by the Board of Directors, or the President or the Secretary.

ARTICLE VII.
GENERAL

Section 701.

Fiscal Year.  The fiscal year of the Corporation shall begin on the 1st day of January in each year and end on the 31st day of December in each year.

Section 702.

Emergency By-laws.  When a quorum of the Corporation’s directors cannot be readily assembled because of some catastrophic event, and during the continuance of such event, the following By-law provisions shall be in effect, notwithstanding any other provision of the By-laws:

(a)

A meeting of the Board of Directors or of any committee thereof may be called by any officer or director upon one hour’s notice to all persons entitled to notice whom, in the sole judgment of the notifier, it is feasible to notify;

(b)

The director or directors in attendance at the meeting of the Board of Directors or of any committee thereof shall constitute a quorum; and

(c)

These By-laws may be amended or repealed, in whole or in part, by a majority vote of the directors attending any meeting of the Board of Directors, provided such amendment or repeal shall only be effective for the duration of such emergency.

Section 703.

Severability.  If any provision of these By-laws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these By-laws and such other provisions shall continue in full force and effect.

ARTICLE VIII.
AMENDMENT OR REPEAL

Section 801.

Amendment or Repeal.  By-laws of the Corporation may be adopted, amended or repealed: (a) at any meeting of shareholders, notice of which shall have referred to the proposed action, by the vote of the holders of a majority of the shares of the Corporation at the time entitled to vote in the election of any directors, or (b) at any meeting of the Board of Directors, notice of which need not refer to the proposed action, by the vote of a majority of the entire Board of Directors.  Any by-law adopted by the Board of Directors may be amended or repealed by the shareholders at any annual or special meeting of the shareholders.